Exhibit 99.1

Press Contact:	For Immediate Release
Janine Fogal
650-623-1469

Investor Contact:

Bill Tamblyn

650-623-1309

Ditech Communications Announces First Quarter Fiscal 2004 Financial Results

7th Consecutive Quarter of Revenue Growth

 First Quarter Revenues Up 41 Percent over Same Quarter Last Year

Mountain View, California, August 21, 2003 - Ditech Communications Corporation (Nasdaq: DITC) reported results for its first quarter of fiscal 2004 ended July 31, 2003. Revenues for the first quarter of fiscal 2004 were $10.7 million, an increase of 7% from revenues of $10.0 million in the prior quarter and up 41% from revenues of $7.6 million in the same quarter in the prior fiscal year. Reported revenues are solely from sales of Ditech’s echo and voice enhancement products.  In July 2003, Ditech sold its optical products business and, as a result, the operating results of the optical products business have been reported as discontinued operations; all prior quarters have been reclassified to conform with this basis of presentation.

“I believe that our continued progress in these challenging times is a solid reflection of our ability to focus on our goals and execute on our commitments. We are continuing to manage conservatively and we are seeing the results of the implementation of a solid series of well-planned strategies and tactics which have enabled us to move forward,” said Tim Montgomery, president, chairman and CEO of Ditech Communications. “Although the overall market climate continues to be challenging, Ditech has been able to identify opportunities and provide product to service providers who are investing in their networks.”

Ditech will discuss its first quarter financial results at today’s conference call (see details later in the release).

Q1 GAAP Results

Actual GAAP net loss and net loss per share results were:

•                  Net loss for the first quarter of fiscal 2004 of $9.9 million, compared to a net loss of $48.1 million in the same quarter in the prior fiscal year.

•                  Net loss per share for the first quarter of fiscal 2004 of $0.32, compared to a net loss per share of $1.59 for the same quarter in the prior fiscal year.

•                  Loss from continuing operations of $0.5M for the first quarter of fiscal 2004 compared to $2.3M for the same quarter of the prior fiscal year.

•                  Loss per share from continuing operations of $0.02 for the first quarter of fiscal 2004 compared to $0.08 for the same quarter of the prior fiscal year.

The cumulative effect of accounting change consisted of a $36.8 million charge for impairment of unamortized goodwill taken in the first quarter of fiscal 2003.

Q2 Fiscal 2004 Outlook

Ditech expects revenues in the second quarter of fiscal 2004 to be up approximately 10% from the first quarter. Gross profits are expected to be within 1-2% of first quarter levels based on the mix of new product introductions and international expansion. Ditech expects operating expenses to be in the $6.6 million to $6.9 million range and expects to be profitable in the second quarter of fiscal 2004, which ends October 31, 2003.

Conference Call

Ditech will host an investor webcast and conference call at 4:20 p.m. EDT today to review its first quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: (706) 634-5581. The conference call will also be broadcast live over the Internet and can be accessed by going to the Press Room section of the Ditech web site home page: http://www.ditechcom.com. A replay of the Q1 conference call will be available via Ditech’s web site or by calling the Encore replay number at (706) 645-9291. The conference call ID is: 2168781. The replay of this call will be available two hours after the call is completed until at least Ditech’s next earnings announcement.

Ditech Communications Corporation

Ditech Communications Corporation is a global telecommunications equipment supplier for voice networks. Ditech’s voice products are high-capacity echo canceller and voice enhancement products that utilize advanced software and digital signal processor (DSP) technology. This combination of software and hardware allows Ditech to deliver Voice Quality Assurance (VQA), a robust and cost-effective solution for voice enhancement (including noise reduction) and echo cancellation. Ditech (DITC) is listed on the Nasdaq National Market and is headquartered in Mountain View, California (web site: http://www.ditechcom.com).

Forward-Looking Statements

The statements in this press release regarding Ditech’s expected financial results for the second quarter of fiscal 2004, and Ditech’s belief regarding its positioning for the future, are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties, including the risk that: shipment of products Ditech expects to ship before the end of the quarter may be delayed or cancelled due to unexpected factors and events affecting Ditech’s customers; Ditech may experience weakening in demand for its voice and echo cancellation products; Ditech may not obtain the cost savings it anticipates from the disposition of its optical business due to unanticipated events or factors; component supply problems may occur as a result of factors beyond its control; infrastructure demand could continue to weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech’s competitors will develop products that compete favorably with Ditech’s new products; Ditech has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the “Future Growth and Operating Results

Subject to Risk” section of Ditech’s Form 10-K for the year ended April 30, 2003 (filed July 15, 2003 with the Securities and Exchange Commission).

Ditech Communications Corporation
Consolidated Statements of Operations

For the Three Month Periods Ended July 31, 2003 and 2002

(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,
	2003	2002
Revenue	$10,717	$7,581

Cost of goods sold	3,754	3,291

Gross profit	6,963	4,290

Operating expenses:
Sales and marketing	2,980	3,144
Research and development	2,565	2,529
General and administrative	1,291	1,380
Restructuring costs	1,016	—

Total operating expenses	7,852	7,053

Loss from operations	(889)	(2,763)

Other income, net	384	475

Loss before provision for income taxes	(505)	(2,288)

Provision for income taxes	11	—

Loss from continuing operations	(516)	(2,288)

Discontinued operations:
Loss from discontinued operations	(2,517)	(8,947)
Loss on disposition of discontinued operations	(6,892)	—

Loss before cumulative effect of accounting change	(9,925)	(11,235)
Cumulative effect of accounting change	—	(36,837)

Net loss	($9,925)	($48,072)

Basic and diluted loss per share from continuing operations	($0.02)	($0.08)
Basic and diluted loss per share from discontinued operations	($0.08)	($0.29)
Basic and diluted loss per share from disposition of discontinued operations	($0.22)	$0.00
Basic and diluted loss per share of cumulative effect of accounting change	$0.00	($1.22)

Basic and diluted net loss per share	($0.32)	($1.59)

Weighted shares used in per share calculation:
Basic and diluted	30,614	30,223

Ditech Communications Corporation
Condensed Consolidated Balance Sheets

(in thousands)
(unaudited)

	July 31,	April 30,
	2003	2003
Assets
Cash and cash equivalents	$94,731	$94,495
Accounts receivable, net	6,416	6,249
Inventories	6,882	8,467
Other current assets	6,919	4,510

Total current assets	114,948	113,721

Property and equipment, net	3,370	8,893
Other assets	2,412	3,827

Total Assets	$120,730	$126,441

Liabilities and Stockholders’ Equity
Accounts payable	$3,015	$2,323
Accrued expenses	8,718	6,026
Deferred revenue	61	121
Income taxes payable	1,838	1,833

Total current liabilities	13,632	10,303

Common stock	271,003	270,038
Accumulated deficit	(163,905)	(153,980)
Foreign currency translation adjustment	—	80

Total stockholders’ equity	107,098	116,138

Total Liabilities and Stockholders’ Equity	$120,730	$126,441